Cumulus Media Reports Operating Results for the Second Quarter 2022

Delivers Strong Results with Total Revenue Up 5% Led by Digital Revenue Growth of 20%

Recorded Net Income of $8.7 Million (+247%) and EBITDA of $45.5 Million (+23%)

Completed $25 Million Dutch Tender and Retired $50 Million of Debt

ATLANTA, GA — August 3, 2022: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three and six months ended June 30, 2022.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "Our ability to deliver yet another quarter of strong results is testament both to the quality of our strategic plan and the discipline and relentlessness with which we implement it. Specifically, we have deployed our multi-platform audio-first content strategy, developed multiple digital businesses, significantly reduced fixed costs, undertaken high ROI internal investments, and created a best-in-class balance sheet that gives the Company substantial financial flexibility and capital allocation optionality. Given our track record, we have tremendous confidence in our ability, under this plan, to grow shareholder value."

Berner added, “Despite the challenging macro environment, we increased revenue in the quarter by more than 5%, driven by our digital businesses whose growth accelerated in Q2 to 20% year-over-year. Additionally, bolstered by our ongoing focus on fixed cost reductions, this quarter we generated additional cash from operations and increased net income, EBITDA and EBITDA margins vs. the same period last year. We also efficiently executed nearly half of our $50 million share repurchase authorization and bought back $50 million of bonds at a discount, while simultaneously reducing net leverage(1) to 3.8x, the lowest it’s been in more than a decade. With a robust political spending season anticipated, we are on trend toward achieving our net leverage target of less than 3.5 times and EBITDA at the low end of our 2022 guidance range.”

Key Financial Highlights:

•Increased second quarter revenue by 5% year-over-year
◦Digital revenue up 20% led by podcasting (+27%) and digital marketing services (+22%)
◦Strength in local spot (+8%) revenue largely offsetting declines in national spot and network

•Recorded second quarter net income of $8.7 million compared to a net loss of $5.9 million in Q2 2021

•Achieved second quarter EBITDA of $45.5 million, an increase of 23% year-over-year, with year-over-year EBITDA margin(1) improvement of approximately 280 basis points, driven by permanent fixed cost reductions

•Continued reduction of net leverage(1), achieving the lowest levels in more than a decade – best among peers
◦Retired $49.8 million of senior notes at an average purchase price of 96.8% of par, bringing year-to-date debt reduction to $62.3 million
◦Generated $6.2 million of cash from operations, bringing year-to-date cash generation from operations to $30.5 million
◦Reported total debt of $744 million at 6/30/22 and net debt(1) of $635 million
◦Reduced net leverage from 4.7x at 12/31/2021 to 3.8x at 6/30/22

•Completed $25 million Dutch tender offer (reducing share count by 1.7 million or 8.7% of outstanding Class A shares as of 6/3/22) with $25 million remaining under the previously announced share repurchase authorization

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended June 30, 2022, the Company reported net revenue of $236.7 million, an increase of 5.4% from the three months ended June 30, 2021, net income of $8.7 million and Adjusted EBITDA of $45.5 million.

For the six months ended June 30, 2022, the Company reported net revenue of $468.8 million, an increase of 9.9% from the six months ended June 30, 2021, net income of $7.7 million and Adjusted EBITDA of $76.7 million.

As Reported	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	% Change
Net revenue	$236,741	$224,718	5.4%
Net income (loss)	$8,654	$(5,891)	246.9%
Adjusted EBITDA (1)	$45,485	$36,857	23.4%
Basic income (loss) per share	$0.43	$(0.29)	N/A
Diluted income (loss) per share	$0.42	$(0.29)	N/A

As Reported	Six Months Ended June 30, 2022	Six Months ended June 30, 2021	% Change
Net revenue	$468,773	$426,446	9.9%
Net income (loss)	$7,749	$(27,809)	127.9%
Adjusted EBITDA (1)	$76,698	$45,789	67.5%
Basic income (loss) per share	$0.38	$(1.36)	N/A
Diluted income (loss) per share	$0.37	$(1.36)	N/A

(1)Net leverage, net debt, Adjusted EBITDA and EBITDA margin are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Net leverage is as defined in our Senior Credit Facility. For additional information, see “Non-GAAP Financial Measures.”

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	% Change
Broadcast radio revenue:
Spot	$127,009	$120,886	5.1%
Network	48,713	55,346	(12.0)%
Total broadcast radio revenue	175,722	176,232	(0.3)%
Digital	37,801	31,422	20.3%
Other	23,218	17,064	36.1%
Net revenue	$236,741	$224,718	5.4%

As Reported	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021	% Change
Broadcast radio revenue:
Spot	$230,922	$213,783	8.0%
Network	113,986	117,375	(2.9)%
Total broadcast radio revenue	344,908	331,158	4.2%
Digital	69,694	58,501	19.1%
Other	54,171	36,787	47.3%
Net revenue	$468,773	$426,446	9.9%

Balance Sheet Summary (dollars in thousands):

	June 30, 2022	December 31, 2021
Cash and cash equivalents	$108,694	$177,028
Term loan due 2026 (2)	$343,731	$356,240
6.75% Senior notes (2)	$399,872	$449,695

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Capital expenditures	$6,340	$9,081

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Capital expenditures	$11,609	$11,971
(2) Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 4:30 PM ET to discuss its second quarter operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 267960. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the evolving and uncertain nature of the COVID-19 pandemic and its impact on the Company, the amount and frequency of our shareholder capital returns, the rapidly changing and competitive media industry, the economy in general and other risk factors described under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2021 as well as in the Company’s other filings with the Securities and Exchange Commission. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 405 owned-and-operated radio stations across 86 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across more than 9,500 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA" or "EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net income (loss): interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any. EBITDA margin is calculated by dividing Adjusted EBITDA by net revenue.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and, along with EBITDA margin, for comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure net debt which is total debt principal, gross, less cash and cash equivalents. The Company also presents the non-GAAP financial measure net leverage, which is defined in our Senior Credit Facility as net debt divided by Adjusted EBITDA. Management believes that net leverage and net debt are important measures to monitor leverage and evaluate the balance sheet. Additionally, net leverage is required for complying with certain covenants under the Company's credit agreements.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, EBITDA margin, net revenue, excluding impact of political revenue, net debt and net leverage as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$236,741	$224,718	$468,773	$426,446
Operating expenses:
Content costs	83,184	82,882	174,509	173,030
Selling, general & administrative expenses	96,835	93,063	192,127	183,161
Depreciation and amortization	13,815	13,163	27,369	26,573
Local marketing agreement fees	13	193	18	689
Corporate expenses	11,887	18,718	26,267	32,521
Stock-based compensation expense	1,687	1,358	3,194	2,415
Restructuring costs	2,245	2,895	4,522	4,473
Gain on sale of assets or stations	(15)	(179)	(1,126)	(462)
Total operating expenses	209,651	212,093	426,880	422,400
Operating income	27,090	12,625	41,893	4,046
Non-operating expense:
Interest expense	(16,116)	(18,091)	(31,981)	(35,640)
Gain on early extinguishment of debt	1,597	—	1,597	—
Other (expense) income, net	(30)	314	(53)	174
Total non-operating expense, net	(14,549)	(17,777)	(30,437)	(35,466)
Income (loss) before income taxes	12,541	(5,152)	11,456	(31,420)
Income tax (expense) benefit	(3,887)	(739)	(3,707)	3,611
Net income (loss)	$8,654	$(5,891)	$7,749	$(27,809)

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and EBITDA margin for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
GAAP net income (loss)	$8,654	$(5,891)
Income tax expense	3,887	739
Non-operating expense, including net interest expense	16,146	17,777
Local marketing agreement fees	13	193
Depreciation and amortization	13,815	13,163
Stock-based compensation expense	1,687	1,358
Gain on sale or disposal of assets or stations	(15)	(179)
Gain on early extinguishment of debt	(1,597)	—
Restructuring costs	2,245	2,895
Non-routine legal expenses	394	6,599
Franchise taxes	256	203
Adjusted EBITDA	$45,485	$36,857

Net revenue	$236,741	$224,718

EBITDA margin	19.2%	16.4%

As Reported	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
GAAP net income (loss)	$7,749	$(27,809)
Income tax expense (benefit)	3,707	(3,611)
Non-operating expense, including net interest expense	32,034	35,466
Local marketing agreement fees	18	689
Depreciation and amortization	27,369	26,573
Stock-based compensation expense	3,194	2,415
Gain on sale or disposal of assets or stations	(1,126)	(462)
Gain on early extinguishment of debt	(1,597)	—
Restructuring costs	4,522	4,473
Non-routine legal expenses	464	7,627
Franchise taxes	364	428
Adjusted EBITDA	$76,698	$45,789

Net revenue	$468,773	$426,446

EBITDA margin	16.4%	10.7%

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
As reported net revenue	$236,741	$224,718
Political revenue	(3,902)	(987)
As reported net revenue, excluding impact of political revenue	$232,839	$223,731

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
As reported Adjusted EBITDA	$45,485	$36,857
Political EBITDA	(3,512)	(888)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$41,973	$35,969

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
As reported net revenue	$468,773	$426,446
Political revenue	(5,634)	(2,322)
As reported net revenue, excluding impact of political revenue	$463,139	$424,124

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
As reported Adjusted EBITDA	$76,698	$45,789
Political EBITDA	(5,071)	(2,090)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$71,627	$43,699

The following table sets forth a reconciliation of our total debt principal, gross, cash and cash equivalents, and Adjusted EBITDA to net leverage for the periods presented herein (dollars in thousands):

	As of June 30,
	2022	2021
Total debt principal, gross	$743,603	$825,935
Less: Cash and cash equivalents	(108,694)	(124,978)
Total debt principal, net	$634,909	$700,957

	Trailing Twelve Months Ending June 30,
	2022	2021
Adjusted EBITDA	$165,766	$105,696

Net leverage	3.8x	6.6x